                                                                    EXHIBIT 99.1


                             [SEPRACOR LETTERHEAD]



                                                    NEWS RELEASE

                                                    Contacts:
                                                    David P. Southwell
                                                    Chief Financial Officer
                                                    Sepracor Inc.


                                                    Jean M. Devine
                                                    Director, Investor Relations
                                                    Jonae R. Barnes
                                                    Manager, Public Relations
                                                    Sepracor Inc.
                                                    (508) 357-7300


              SCHERING-PLOUGH AND SEPRACOR IN LICENSING AGREEMENT
                           ON CLARITIN(R) METABOLITE



MADISON, N.J., and MARLBOROUGH, Mass., Dec. 8, 1997 -- Schering-Plough Corporation (NYSE: SGP) and Sepracor, Inc. (Nasdaq: SEPR) today announced a licensing agreement giving Schering-Plough exclusive worldwide rights to Sepracor's patents covering descarboethoxyloratadine (DCL), an active metabolite of loratadine that in pre-clinical studies has shown the potential for greater potency. Loratadine is the active agent in the five formulations of Schering-Plough's CLARITIN(R) nonsedating antihistamine.

Under the terms of the agreement, Sepracor has exclusively licensed its DCL rights to Schering-Plough, which expects to develop and market the DCL product worldwide. Schering-Plough will pay Sepracor an upfront license fee of $5 million and royalties on DCL sales beginning at first product launch. Royalties paid to Sepracor will escalate over time and upon the achievement of sales volume and other milestones.

"Schering-Plough is committed to expanding its portfolio of pharmaceuticals and to exploring all opportunities to strengthen individual product lines," said Thomas C. Lauda, executive vice president, global marketing, Schering-Plough Pharmaceuticals. "We see development of the DCL product as representing a potentially valuable addition to our CLARITIN franchise."

"This agreement further validates Sepracor's ICE(TM) strategy as a unique opportunity to extend the life cycle of major pharmaceutical franchises through proprietary therapeutic advances," said Timothy J. Barberich, Sepracor's president and chief executive officer. "We are pleased to be collaborating with Schering-Plough on this exciting program, which we believe may provide a platform for the evolution of the CLARITIN franchise."


                                     -more-

                                                  Schering-Plough and Sepracor/2



Sepracor's patent portfolio for DCL includes a U.S. method-of-use patent covering the use of DCL as a nonsedating antihistamine that expires in 2014, and U.S. patent filings covering pharmaceutical formulations and methods of treatment. Schering-Plough holds composition-of-matter patents on DCL in the United States, expiring in 2004, and in other countries. CLARITIN, the world's No. 1 antihistamine, had sales of $1.2 billion in 1996; sales in the 1997 first nine months totaled $1.3 billion.

Sepracor is a specialty pharmaceutical company dedicated to developing and commercializing differentiated drugs for the treatment of respiratory, urology and pain disorders. Referred to as Improved Chemical Entities, or ICE(TM)s, these new single isomers or active metabolites may offer potential safety and/or efficacy benefits over their parent compounds and in some cases the opportunity for additional indications.

Schering-Plough Pharmaceuticals is the worldwide pharmaceutical research and marketing unit of Schering-Plough Corporation, a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical and health care products worldwide.

SEPRACOR FORWARD-LOOKING STATEMENT: This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to the safety, efficacy and potential benefits of products under development. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the results of the companies' clinical trials with respect to its products under development; the scope of the companies' patent protection with respect to such product candidates; the availability of sufficient funds to continue research and development efforts; and certain other factors that may affect future operating results and are detailed in the companies' periodic reports filed with the Securities and Exchange Commission.


                                      ###


--------------------------------------------------------------------------------
        TO RECEIVE A COPY OF THIS RELEASE OR ANY RECENT RELEASE VIA FAX,
           CALL SEPRACOR'S AUTOMATED NEWS FAX LINE AT 1-800-211-9662.
--------------------------------------------------------------------------------